                                                                  EXHIBIT 3

                             JOINT FILING AGREEMENT
                             ----------------------

               This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to beneficial ownership of the undersigned of shares of the Common Stock, par value $.10 per share, of Noble Drilling Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Dated:  September 10, 1996

                                   GENERAL ELECTRIC CAPITAL CORPORATION



                                   By:  /s/ William D. Strittmatter
                                       ------------------------------------
                                       Name:  William D. Strittmatter
                                       Title:  Vice President and Senior
                                               Credit Officer


                                   GENERAL ELECTRIC CAPITAL SERVICES, INC.



                                   By:  /s/ Brian T. McAnaney
                                       ------------------------------------
                                       Name:   Brian T. McAnaney
                                       Title:  Assistant Secretary


                                   GENERAL ELECTRIC COMPANY

                                   By: GENERAL ELECTRIC CAPITAL
                                           CORPORATION, Attorney-in-Fact



                                       By:  /s/ William D. Strittmatter
                                           --------------------------------
                                           Name:   William D. Strittmatter
                                           Title:  Vice President and
                                                   Senior Credit Officer


                                   EMPLOYERS REINSURANCE CORPORATION



                                   By:  /s/ John M. Connelly
                                       ------------------------------------
                                       Name:   John M. Connelly
                                       Title:  Senior Vice President,
                                               General Counsel & Secretary



                                       31


     HOFS03...:\60\47660\0271\257\SCH7216X.04J